UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present financial information from National and vFinance unaudited pro forma condensed combined statements of operations for the years ended September 30, 2007 for National and December 31, 2007 for vFinance and for the six months ended March 31, 2008 for National and vFinance. The unaudited pro forma condensed combined statement of financial condition as of March 31, 2008 is based on the historical statements of financial condition of National and vFinance as of that date. The unaudited pro forma condensed combined statements of operations are presented as if the merger had occurred on October 1, 2006 for the twelve month period and for the six month period. The unaudited pro forma condensed combined statement of financial condition gives effect to the transaction as if it occurred on March 31, 2008.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of National and vFinance included in this current report on Form 8-K/A.

We anticipate that the Merger will provide the combined company with financial benefits that may include increased revenues due to departmental synergies, cost savings on business insurance including but not limited to general liability, errors and omissions and directors and officers liability, salaries, clearing costs, benefits, professional fees as well as other general and administrative costs. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to departmental synergies, cost savings on business insurance including but not limited to general liability, errors and omissions and directors and officers liability, salaries, clearing costs, benefits, professional fees as well as other general and administrative costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

	Historical - March 31, 2008		Pro Forma
	National	vFinance	Adjustments		Combined
Assets
Cash	$4,141,000	$4,687,000	$1,775,000	(B)(E)	$10,603,000
Deposits with clearing organizations	402,000	1,024,000	-		1,426,000
Receivables with broker-dealers and clearing organizations	3,589,000	-	-		3,589,000
Other receivables, net	663,000	264,000	-		927,000
Advances to registered representatives	3,594,000	19,000	-		3,613,000
Securities owned		-	-		-
Marketable, at market value	441,000	397,000	-		838,000
Not readily marketable, at estimated market value	-	98,000	-		98,000
Fixed assets, net	294,000	809,000	-		1,103,000
Secured demand note	500,000	-	-		500,000
Identifiable intangible assets, net	-	3,081,000	13,351,000	(A)	16,432,000
Other assets	833,000	642,000	75,000	(B)	1,550,000

Total Assets	$14,457,000	$11,021,000	$15,201,000		$40,679,000

Liabilities
Payable to broker-dealers and clearing organizations	$17,000	$364,000	$-		$381,000
Securities sold, but not yet purchased, at market	424,000	56,000	-		480,000
Accounts payable, accrued expenses and other liabilities	5,090,000	4,659,000	505,000	(C)	10,254,000
Notes payable, net of debt discounts	911,000	-	-		911,000
Senior subordinated convertible promissory note, net of debt discounts	2,605,000	-	2,211,000	(B)	4,816,000
Capital lease obligations	-	539,000	-		539,000

Total Liabilities	9,047,000	5,618,000	2,716,000		17,381,000

Subordinated borrowings	500,000	-	-		500,000

Commitments and contingencies

Shareholders' Equity
Common stock	172,000	553,000	(397,000)	(D)	328,000
Additional paid-in capital	20,538,000	31,859,000	(14,127,000)	(B)(D)	38,270,000
Accumulated deficit	(15,800,000)	(27,009,000)	27,009,000	(D)	(15,800,000)

Total Shareholders' Equity	4,910,000	5,403,000	12,485,000		22,798,000

Total Liabilities and Shareholders' Equity	$14,457,000	$11,021,000	$15,201,000		$40,679,000

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended(1)
	Historical		Pro Forma
	National	vFinance	Adjustments		Combined
REVENUES
Commissions	$39,237,000	$25,869,000	$-		$65,106,000
Net dealer inventory gains	15,729,000	12,707,000	-		28,436,000
Investment banking	9,097,000	5,020,000	-		14,117,000
Total commission and fee revenues	64,063,000	43,596,000	-		107,659,000
Interest and dividends	2,824,000	480,000	-		3,304,000
Transfer fees and clearing services	4,075,000	5,634,000	-		9,709,000
Other	1,857,000	943,000	-		2,800,000
	72,819,000	50,653,000	-		123,472,000
EXPENSES
Commissions and fees	52,271,000	35,734,000	-		88,005,000
Employee compensation and related expenses	7,464,000	5,979,000	1,328,000	(F)	14,771,000
Clearing fees	1,745,000	2,918,000	-		4,663,000
Communications	1,719,000	536,000	-		2,255,000
Occupancy and equipment costs	2,996,000	1,438,000	-		4,434,000
Professional fees	2,266,000	1,995,000	-		4,261,000
Amortization expense	-	828,000	2,457,000	(G)	3,285,000
Interest	531,000	85,000	516,000	(H)	1,132,000
Taxes, licenses and registration	666,000	235,000	-		901,000
Other administrative expenses	1,789,000	2,652,000	-		4,441,000
	71,447,000	52,400,000	4,301,000		128,148,000

Net income (loss)	1,372,000	(1,747,000)	(4,301,000)	(I)	(4,676,000)

Preferred stock dividends	(409,000)	-	-		(409,000)

Net income (loss) attributable to common stockholders	$963,000	$(1,747,000)	$(4,301,000)		$(5,085,000)

Net income (loss) per common share, basic	$0.16	$(0.03)	$(0.55)		$(0.37)

Weighted average common shares outstanding, basic	6,042,646	54,805,200	7,800,000		13,842,646

Net income (loss) per common share, diluted	$0.13	$(0.03)	$(0.55)		$(0.37)

Weighted average common shares outstanding, diluted	9,699,531	54,805,200	7,800,000		13,842,646

(1)
As reported in National’s audited Annual Report on Form 10-K for the year ended September 30, 2007. Derived from vFinance’s audited Annual Report on Form 10-K for the year ended December 31, 2007 and internal records.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Six Months Ended March 31, 2008
	Historical		Pro Forma
	National	vFinance	Adjustments		Combined
REVENUES
Commissions	$23,216,000	$13,219,000	$-		$36,435,000
Net dealer inventory gains	7,833,000	6,062,000	-		13,895,000
Investment banking	67,000	3,220,000	-		3,287,000
Total commission and fee revenues	31,116,000	22,501,000	-		53,617,000
Interest and dividends	1,810,000	300,000	-		2,110,000
Transfer fees and clearing services	2,273,000	2,445,000	-		4,718,000
Other	1,450,000	846,000	-		2,296,000
	36,649,000	26,092,000	-		62,741,000
EXPENSES
Commissions and fees	28,754,000	19,007,000	-		47,761,000
Employee compensation and related expenses	4,549,000	3,079,000	889,000	(F)	8,517,000
Clearing fees	1,136,000	1,435,000	-		2,571,000
Communications	608,000	277,000	-		885,000
Occupancy and equipment costs	1,733,000	758,000	-		2,491,000
Professional fees	1,051,000	879,000	-		1,930,000
Amortization expense	-	414,000	1,229,000	(G)	1,643,000
Interest	143,000	50,000	258,000	(H)	451,000
Taxes, licenses and registration	207,000	117,000	-		324,000
Other administrative expenses	1,000,000	1,591,000	-		2,591,000
	39,181,000	27,607,000	2,376,000		69,164,000

Net loss	(2,532,000)	(1,515,000)	(2,376,000)	(I)	(6,423,000)

Preferred stock dividends	(169,000)	-	-		(169,000)

Net loss attributable to common stockholders	$(2,701,000)	$(1,515,000)	$(2,376,000)		$(6,592,000)

Net loss per common share, basic and diluted	$(0.31)	$(0.03)	$(0.30)		$(0.40)

Weighted average common shares outstanding, basic and diluted	8,606,090	55,007,525	7,800,000		16,406,090

(2)
As reported in National’s unaudited Quarterly Report on Form 10-Q for the six months ended March 31, 2008. Derived from vFinance’s internal records for the three months ended December 31, 2007, combined with their unaudited Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 Purchase Accounting

The purchase price allocation is based upon a valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation included within this unaudited pro forma condensed combined financial information is based upon a purchase price of approximately $17.7 million, as follows:

Issuance of National common stock to vFinance stockholders
(7.8 million shares at est. $2.00 per share)(A)	$15,600,000
Fair value of National options and warrants to be issued in exchange for options
and warrants to acquire vFinance common stock(B)	1,500,000
National transaction costs	505,000

Total preliminary purchase price	$17,605,000

(A)For the purposes of the unaudited pro forma condensed combined financial statements, we have used the exchange ratio for the merger of 0.14 shares of National common stock for each share of vFinance common stock, based upon the terms of the Merger Agreement. The fair value of each share of National common stock is based on an average of the closing price of National’s common stock during the two business days preceding and the two business days subsequent to November 7, 2007, the date the Merger Agreement was signed.

(B)The merger also provides the vFinance option and warrant holders the right to receive options to acquire National common stock in exchange for their options and warrants to acquire vFinance common stock. For the purposes of the unaudited pro forma condensed combined financial statements, we have assumed that approximately 1.7 million exercisable National options will be exchanged for exercisable options and warrants to acquire approximately 12.0 million shares of vFinance common stock.

The following table represents an allocation of the total estimated consideration, based on management’s estimate of their respective fair values as of the date of the merger:

Net tangible assets acquired	$1,173,000
Identifiable intangible assets (avg. five year life)	16,432,000

Total consideration	$17,605,000

Note 2 Summary of Adjustments

Adjustments included in the unaudited pro forma condensed combined statements of financial condition and unaudited pro forma condensed combined statements of operations are summarized as follows:

(A)	To record the estimated $16.4 million of identifiable intangible assets acquired and to eliminate vFinance’s historical intangible assets. See Note 1.

(B)
To reflect the issuance of a $3.0 million face value 10% senior subordinated convertible promissory note by National and related discount of $789,000 and transaction costs of $75,000 in connection with the financing. The $789,000 discount represents the Black-Scholes value of warrants issued with the note.

(C)
To record $505,000 of National transaction costs, included as a component of total purchase price. These costs include, but are not limited to, fees for financial advisors, accountants and attorneys and other related costs. $219,000 of these expenses has already been incurred.

(D)
To eliminate vFinance’s historical stockholders’ equity accounts and to reflect the issuance of 7.8 million shares of National’s $0.02 par value common stock with a value of $15.6 million in exchange for all common stock of vFinance, including an adjustment to additional paid-in capital to reflect the fair value of exercisable options and warrants to be issued by National in the merger in exchange for exercisable options and warrants to acquire vFinance common shares.

(E)	To reflect the $1.15 million lump sum payment to be made to Mr. Sokolow pursuant to the Termination Agreement, which was accrued by vFinance prior to the merger, and paid subsequent to the merger.

(F)
To reflect stock compensation expense in connection with the issuance of 1.0 million options to acquire National common stock to each of Messrs. Goldwasser and Sokolow in connection with the merger and the issuance of unvested options to acquire National common stock in exchange for unvested options to acquire vFinance common stock. Additionally, vFinance will record $450,000 of stock compensation expense as a result of the accelerated vesting of options to acquire 3.6 million shares of vFinance common stock as a result of change of control provisions of certain options. No pro-forma adjustment is reflected for this amount, since the vFinance equity accounts will be eliminated. See Footnote (D).

(G)	To record amortization expense for identifiable intangible assets using an average estimated useful life of five years and to eliminate vFinance’s historical amortization expense.

(H)
To record interest expense, accretion of debt discount and amortization of deferred debt issuance costs of $516,000 and $258,000, for the twelve months ended September 30, 2007 and 6 months ended March 31, 2008 respectively on $3.0 million face value senior subordinated convertible promissory note issued by National in connection with the financing.

(I)
The pro forma adjustments do not include any related income tax effects as National provides a full valuation allowance on its deferred tax assets. Additionally, the pro forma adjustments do not include fair value adjustments related to the net tangible assets acquired because vFinance net assets approximate fair value and due to existing losses.